UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2011

NATIONAL HOUSING PARTNERSHIP REALTY FUND I

(Exact name of Registrant as specified in its charter)

Maryland	0-013465	52-1358879
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

National Housing Partnership Realty Fund I (the “Registrant”) has a 99% limited partnership interest in Hurbell IV Ltd., an Alabama limited partnership (the “Partnership”). As previously disclosed, on February 10, 2011, the Partnership entered into a Purchase and Sale Contract to sell its investment property, Talladega Downs, a 100-unit apartment complex located in Talladega, Alabama (the “Property”), to a third party, GH Capital National Housing Fund LLC, a Delaware limited liability company (the “Purchaser”), for $700,000.

On July 11, 2011, the Partnership sold the Property to an affiliate of the Purchaser for a total sales price of $700,000. The Partnership does not anticipate that there will be any distributable proceeds from this sale of the Property.  Therefore, there will not be a distribution to the Registrant’s partners.

The Partnership was the Registrant’s only remaining investment. The Registrant had no remaining investment balance in the Partnership at March 31, 2011 and December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOUSING PARTNERSHIP REALTY FUND I

By:  The National Housing Partnership

General Partner

     National Corporation for Housing

     Partnerships

    General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: July 13, 2011